Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/Reg S-K



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Institutional Service Shares Prospectus and Institutional Shares Prospectus and "Independent Auditors" in the Institutional Service and Institutional Share's Statement of Additional Information in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 2-72277) of Federated Short-Term Municipal Trust, and to the incorporation by reference of our report dated August 8, 2003 on Federated Short-Term Municipal Trust included in the 2003 Annual Report to Shareholders for the fiscal year ended June 30, 2003.

                                                ERNST & YOUNG LLP

Boston, Massachusetts
August 22, 2003